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                                                                 Exhibit (d)(12)




                                    FORM OF

                              COLUMBIA INCOME FUND
                         COLUMBIA INTERMEDIATE BOND FUND

                              MANAGEMENT AGREEMENT

This Agreement is made as of the __ day of March, 2006 between COLUMBIA FUNDS SERIES TRUST I (the "Trust"), on behalf of its COLUMBIA INCOME FUND and COLUMBIA INTERMEDIATE BOND FUND series (the "Funds") and COLUMBIA MANAGEMENT ADVISORS, LLC (the "Adviser"). The Trust is registered as an open-end investment company pursuant to the Investment Company Act of 1940 (the "Act"). The Adviser is registered as an investment adviser pursuant to the Investment Advisers Act of 1940. This Agreement relates to the services to be performed by the Adviser with respect to the Funds.

The parties agree as follows:

1. Investment Management Services. The Adviser shall manage the investment operations of the Trust and each Fund, subject to the terms of this Agreement and to the supervision and control of the Trust's Board of Trustees ("Trustees"). The Adviser agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

(a) to obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

(b) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) the Trust's agreement and declaration of trust and by-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Trust to the Adviser; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and the Trust; and (iv) any other written limits or directions furnished by the Trustees to the Adviser;

(c) unless otherwise directed by the Trustees, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

(d) to use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

(e) to make recommendations as to the manner in which voting rights, rights to consent to the Trust or Fund action, and any other rights pertaining to the Trust or the Fund shall be exercised;

(f) to make available to the Trust promptly upon request all of the Fund's records and ledgers and any reports or information reasonably requested by the Trust; and

(g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for the Trust on behalf of a Fund, the Adviser shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counter parties or agents selected by the Adviser. In connection with the selection of all such parties for the placement of all such orders, the Adviser shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, the Adviser is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Adviser determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

The Trust hereby authorizes any entity or person associated with the Adviser that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. The Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

The Adviser may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Trust or one or


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more Funds in order to obtain best execution or lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to the Trust, the Funds, and the Adviser's other customers. The Adviser shall for all purposes be deemed to be an independent contractor and not an agent of the Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way.

2. Administrative Services. The Adviser shall supervise the business and affairs of the Trust and each Fund and shall provide such services and facilities as may be required for effective administration of the Trust and Funds as are not provided by employees or other agents engaged by the Trust; provided that the Adviser shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between the Trust and the Adviser, any affiliate of the Adviser, or any third party administrator ("Administrative Agreements").

3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by the Adviser, provided that the Adviser shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by the Adviser or such parties.

4. Expenses Borne by the Trust. Except to the extent expressly assumed by the Adviser herein or under a separate agreement between the Trust and the Adviser and except to the extent required by law to be paid by the Adviser, the Adviser shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

(a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) all charges for equipment or services used for obtaining price quotations or for communication between the Adviser or the Trust and the custodian, transfer agent or any other agent selected by the Trust;

(c) all charges for administrative and accounting services provided to the Trust by the Adviser, or any other provider of such services;

(d) all charges for services of the Trust's independent auditors and for services to the Trust by legal counsel;

(e) all compensation of Trustees, other than those affiliated with the Adviser, all expenses incurred in connection with their services to the Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) all expenses incidental to holding meetings of holders of units of interest in the Trust ("Unitholders"), including printing and of supplying each record-date Unitholder with notice and proxy solicitation material, and all other proxy solicitation expense;

(g) all expenses of printing of annual or more frequent revisions of the Trust's prospectus(es) and of supplying each then-existing Unitholder with a copy of a revised prospectus;

(h) all expenses related to preparing and transmitting certificates representing the Trust shares;

(i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

(k) all taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) all expenses of registering and maintaining the registration of the Trust under the Act and, to the extent no exemption is available, expenses of registering the Trust's shares under the Securities Act of 1933, of qualifying and maintaining qualification of the Trust and of the Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities;

(m) all interest on indebtedness, if any, incurred by the Trust or a Fund; and

(n) all fees, dues and other expenses incurred by the Trust in connection with membership of the Trust in any trade association or other investment company organization.


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5. Allocation of Expenses Borne by the Trust. Any expenses borne by the Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by the Trust which is not solely attributable to a Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as the Adviser determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

6. Expenses Borne by the Adviser. The Adviser at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. The Adviser shall pay all expenses of establishing, maintaining, and servicing the accounts of Unitholders in each Fund. However, the Adviser shall not be required to pay or provide any credit for services provided by the Trust's custodian or other agents without additional cost to the Trust.

In the event that the Adviser pays or assumes any expenses of the Trust or a Fund not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve the Adviser of any obligation to the Trust or a Fund under any separate agreement or arrangement between the parties.

7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by the Adviser hereunder, the Trust shall pay to the Adviser out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule A to this Agreement. For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the Act, the Adviser may retain one or more sub-advisers at the Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to the Trust or one or more Funds. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement, and the Adviser shall be responsible to the Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of the Adviser's duties hereunder.

9. Non-Exclusivity. The services of the Adviser to the Trust hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others.

10. Standard of Care. Neither the Adviser, nor any of its directors, officers, stockholders, agents or employees shall be liable to the Trust or its Unitholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by the Adviser of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part or from reckless disregard by the Adviser of its obligations and duties under this Agreement.

11. Amendment. This Agreement may not be amended as to the Trust or any Fund without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of the Trust or of the Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of the Trust or, with respect to an amendment affecting an individual Fund, a "majority of the outstanding shares" of that Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the Act and, with respect to the latter term, in accordance with Rule 18f-2 under the Act.

12. Effective Date and Termination. This Agreement shall become effective as to any Fund as of the effective date as first written above. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Trustees of the Trust, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon at least sixty (60) days' written notice to the Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the Act). Unless terminated as hereinbefore provided,


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this Agreement shall continue in effect with respect to any Fund until the end of the initial term applicable to that Fund and thereafter from year to year only so long as such continuance is specifically approved with respect to that Fund at least annually (a) by a majority of those Trustees who are not interested persons of the Trust or of the Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of the Trust or by a "vote of a majority of the outstanding shares" of the Fund.

13. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by the Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act or other applicable laws or regulations which are maintained and preserved by the Adviser on behalf of the Trust and any other records the parties mutually agree shall be maintained by the Adviser on behalf of the Trust are the property of the Trust and shall be surrendered by the Adviser promptly on request by the Trust; provided that the Adviser may at its own expense make and retain copies of any such records.

The Trust shall furnish or otherwise make available to the Adviser such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Unitholder in a Fund as the Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

The Adviser shall prepare and furnish to the Trust as to each Fund statistical data and other information in such form and at such intervals as the Trust may reasonably request.

14. Non-Liability of Trustees and Unitholders. Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or Unitholder of the Trust. Neither the authorization of any action by the Trustees or Unitholders of the Trust nor the execution of this Agreement on behalf of the Trust shall impose any liability upon any Trustee or any Unitholder.

15. Use of Adviser's Name. At such time as this Agreement or any extension, renewal or amendment hereof, or any similar agreement with any organization which shall have succeeded to the business of the Adviser, shall no longer be in effect, the Trust will cease to use any name derived from or otherwise connected with the Adviser or with any organization which shall have succeeded to the adviser's business as investment adviser.

16. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

COLUMBIA FUNDS SERIES TRUST I, on behalf of its
COLUMBIA INCOME FUND and
COLUMBIA INTERMEDIATE BOND FUND series

-------------------------------------
Name: Christopher L. Wilson
      -------------------------------
Title: President
       ------------------------------


COLUMBIA MANAGEMENT ADVISORS, LLC

-------------------------------------
Name: Roger Sayler
      -------------------------------
Title: Managing Director
       ------------------------------

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.


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                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedules applicable to average daily net assets of the Funds:

Schedule for Columbia Income Fund (shown in $MM):

$    0.0 to $  500.0   0.420%
$  500.0 to $1,000.0   0.375%
$1,000.0 to $1,500.0   0.370%
$1,500.0 to $3,000.0   0.340%
$3,000.0 to $6,000.0   0.330%
>6,000.0               0.320%

Schedule for Columbia Intermediate Bond Fund (shown in $MM):

 $    0.0 to $  500.0   0.350%
 $  500.0 to $1,000.0   0.350%
 $1,000.0 to $1,500.0   0.300%
 $1,500.0 to $3,000.0   0.290%
 $3,000.0 to $6,000.0   0.280%
>$6,000.0               0.270%

Dated as of March 27, 2006